CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT made as of the 1st day of November, 2011.

BETWEEN:
ONLINE DISRUPTIVE TECHNOLOGIES, INC., a corporation incorporated under the laws of the State of Nevada

(the “Company”)

- and -

KERRY CHOW

(the “Consultant”)

WHEREAS the Company is desirous of engaging the Consultant and the Consultant is desirous of accepting such mandate, in consideration of the mutual covenants and agreements contained in this Agreement and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

NOW THEREFORE

1.	The Consultant will provide the following services on behalf of the Company (collectively the “Consulting Services”) on a regular and ongoing basis:
a.	maintaining the accounting books and records on behalf of the Company and its subsidiaries;
b.	preparing consolidated quarterly and annual financial statements for the Company and its subsidiaries as well as assisting in the preparation of the related disclosure documents;
c.	coordinating the quarterly reviews and annual audits on behalf of the Company and its subsidiaries;
d.	coordinating the preparation and filing of the annual income tax returns of the Company and its subsidiaries; and
e.	any other accounting-related functions required by the Company.

2.
In consideration of the provision of the Consulting Services, the Company shall pay to the Consultant the sum of US$833.33 per month (the “Basic Monthly Fee”), on the 15th day of each calendar month for the duration of the Agreement, exclusive of any applicable sales tax.

3.
This Consulting Agreement shall continue indefinitely unless terminated by either party with sixty (60) days advance written notice (the “Notice Period”) to the other party. Should the Company avail itself of such termination right, it shall be obligated to pay the Consultant two months worth of the Basic Monthly Fee whether or not the Consultant is called upon to perform the Consulting Services during the Notice Period.

4.	This Agreement shall be governed by the laws of the State of Nevada, without reference to conflict of laws principles.

5.	This Consulting Agreement may be executed in counterparts, which execution may be by facsimile, each of which shall be an original, but all of which shall constitute one and the same agreement.

IN WITNESS WHEREOF the parties hereto have executed this agreement as of the day and year first above written.

ONLINE DISRUPTIVE TECHNOLOGIES, INC.
By:	/s/ Benjamin Cherniak
Benjamin Cherniak President

SIGNED, SEALED AND DELIVERED in the presence of	) ) ) ) ) )	/s/ Kerry Chow
Witness		KERRY CHOW